Exhibit 10.1

SECURITIES EXCHANGE AGREEMENT

THIS SECURITIES EXCHANGE AGREEMENT (the “Agreement”) dated as of March 16, 2007 by and among Tia V, Inc., a Delaware corporation having its principal office at 7325 Oswego Road , Suite D, Liverpool, New York, 13090 (“Issuer”), Mary Passalaqua, the sole and controlling shareholder of Issuer, having an office at 7325 Oswego Road , Suite D, Liverpool, New York, 13090 (“Issuer Shareholder”), Vidatech Kft., a limited liability company organized and existing under the laws of the Hungarian Republic, with its registered office at 1095 Budapest, Soroksari ut 94-96, Hungary, (the “Company”), and the equity owners of Company, each of whom is set forth on the signature page of this Agreement (“Company Equityholders ”).

RECITALS

WHEREAS, the Company Equityholders currently own all of the issued and outstanding equity interests of the Company, constituting an aggregate of HUF 3,000,000 (the “Company Equity Interests”) constituting all of the Company’s registered equity capital (the “Company Equity”); and

WHEREAS, Issuer is a reporting issuer pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

WHEREAS, the Issuer Shareholder owns all of the Issuer’s issued and outstanding common stock and has entered into this Agreement for the purpose of making certain representations, warranties, covenants, indemnifications and agreements; and

WHEREAS, the Company Equityholders wish to sell, and Issuer wishes to acquire, all of the issued and outstanding Company Equity in exchange for Issuer's issuance of a total of 33,300,000 shares of its common stock, $0.0001 par value per share (the “Common Stock”) to the Company Equityholders, all as set forth on Exhibit 1.1 hereto, subject to and upon the terms and conditions hereinafter set forth herein (such exchange being herein referred to as the “Reorganization”); and

WHEREAS, as a result of the consummation of the Reorganization the Issuer Shareholder will no longer control the business and/or corporate affairs of Issuer; and

   WHEREAS, the respective Boards of Directors of the Issuer and the Company deem it advisable and in the best interests of respectively, the Issuer and the Company, that the Reorganization is effected pursuant to the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
SECURITIES EXCHANGE

1.1   Agreement to Exchange Securities. Subject to the terms and upon the conditions set forth herein, Company Equityholders agree to sell, assign, transfer and deliver to Issuer, and Issuer agrees to purchase from Company Equityholders, at the Closing, all of the Company Equity Interests, in exchange for the issuance by Issuer, at the Closing, the Exchange Shares (as defined in Section 1.3(b) hereof) to Company Equityholders, in individual amounts specified on Exhibit 1.1 hereto.

1.2   Closing. The closing of the Reorganization (the “Closing”) shall take place at the offices of Sierchio Greco & Greco, 720 Fifth Avenue, New York, New York at 10:00 a.m., local time, on such date as is promptly as practicable following satisfaction or waiver of the conditions set forth in Articles 6 and 7 hereof, or on such other date or at such other time and place as may be agreed to by the Company and Issuer (“Closing Date”).

1.3   Closing Deliveries. At the Closing, the following deliveries shall be made:

(a)   Company Equity Interests. Each Company Equityholder shall deliver to Issuer any certificate(s) evidencing the Company Equity Interests owned by such Company Equityholder as more fully set forth on Exhibit 1.1 hereto (“Company Certificates”), along with duly executed assignments, substantially in the form of Exhibit 1.3(a) hereto, of such Company Equity Interests, in order to effectively vest in Issuer all right, title and interest in and to the Company Equity Interests owned by such Company Equityholder. From time to time after the Closing Date, and without further consideration, each Company Equityholder shall execute and deliver such other instruments of transfer and take such other actions as Issuer may reasonably request in order to more effectively transfer to Issuer the securities intended to be transferred hereunder and as otherwise required to effectively register such transfer with the applicable Authorities (as defined below) including, but not limited to, the Republic of Hungary.

(b)   Exchange Shares. Issuer shall issue to the Company Equityholders original certificates evidencing and representing 33,300,000 shares of Common Stock ( the “Exchange Shares”) and deliver the Exchange Shares for forwarding to Dr. Gabor Szilagyi, the Company’s counsel in the Republic of Hungary (hereinafter, the “Exchange Agent”) to be distributed by the Exchange Agent in accordance with the provisions of Section 6.8 of this Agreement. The Exchange Shares shall be in form and substance satisfactory to the Company Equityholders, in order to vest effectively in each Company Equityholder and each such designee its respective right, title and interest in and to the Exchange Shares, all as more fully set forth on Exhibit 1.1 hereto.

(c)   Separation and Release Agreement. Each of the Issuer and the Issuer Shareholder shall deliver a duly executed Separation and Release Agreement substantially in the form of Exhibit 1.3 (c) hereto.

(d)   Non-Negotiable Promissory Note. The Issuer shall issue to the Issuer Shareholder a duly executed non-negotiable promissory note (the “Promissory Note”) substantially in the form of Exhibit 1.3(d) hereto. The Promissory Note shall be in the principal amount of $250,000 and shall be due and payable one year following the Closing Date. The Promissory Note shall accrue interest at the prime rate as reported by the Wall Street Journal’s Bank Survey on the day immediately preceding the Closing Date.

(e)   Certificate of Amendment. The Issuer shall deliver a duly authorized and executed certificate of Amendment to its certificate of incorporation in form for filing with the Secretary of State of the State of Delaware for the purpose of effecting the change of the Issuer’s name as contemplated by Section 6.5 hereof.

(f)    Other Documents. Each of the Company, Issuer, Issuer Shareholder, and each Company Equityholder shall receive, in a form and substance reasonably satisfactory to it, all certificates and other documents, instruments and writings to evidence the transactions contemplated by this Agreement from any other party hereto as it may reasonably request.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Issuer that the following are correct and complete as of the date hereof, except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case the Company represents and warrants to Issuer that such representations and warranties were true, correct and complete with respect to such date or period:

2.1   Corporate Organization, Standing, Power. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the Republic of Hungary with the requisite limited liability company power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets, is duly qualified or licensed to do business as a foreign company in good standing in every other jurisdiction in which the character or location of the properties and assets owned, leased or operated by it or the conduct of its business requires such qualification or licensing, except in such jurisdictions in which the failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as defined in Section 10.15 hereof) on the Company.

2.2   Capitalization; Subsidiaries.

(a) The Company Equity Interests constitute all of the issued and outstanding Company Equity and are owned by the Company Equityholders set forth as signatories to this Agreement. All of the Company Equity Interests have been duly authorized and are validly issued, fully paid and non-assessable and are without preemptive rights. Other than as contemplated by this Agreement, there is no subscription, option, warrant, call, right, contract, agreement, commitment, understanding or arrangement to which the Company is a party, or by which it is bound, with respect to the future issuance, sale, delivery or transfer of the capital securities of the Company, including any right of conversion or exchange under any security or other instrument. There are no restrictions on the transfer, sale or other disposition of the Company Equity (including the Company Equity Interests) contained in the Company’s formation and governing documents or under the terms of any agreement to which the Company is party. No equity securities of the Company have been registered under foreign, state or federal securities laws. All of the Company Equity Interests have been issued pursuant to an appropriate exemption from the registration requirements of the Securities Act of 1933, as amended (“Securities Act”) and from all applicable registration or qualification requirements of the various U.S. states and foreign jurisdictions.

(b) Except as set forth on Exhibit 2.2 (b) hereto, the Company does not own, and has never owned, directly or indirectly, any equity interest in any individual, domestic or foreign corporation (including any non-profit corporation), general or limited partnership, a limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity (collectively, a “Person”).

2.3   Authorization. The Company has all requisite power and authority to enter into, execute, deliver, and perform its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by the Company and is the valid and binding legal obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, moratorium, principles of equity and other limitations limiting the rights of creditors generally.

2.4   Non-Contravention. Neither the execution, delivery, and performance of this Agreement, nor the consummation of the transactions contemplated herein, in each case by the Company, will:

(a) violate, contravene or be in conflict with any provision of the articles of association or memorandum of association of the Company ;

(b) be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to any right of termination, cancellation, imposition of fees or penalties under any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which the Company is a party or by which the Company or any of the Company's properties or assets are or may be bound, other than any conflict, default, acceleration, termination, fee or penalty that will not, individually or in the aggregate, have a Material Adverse Effect on the Company;

(c) result in the creation or imposition of any pledge, lien, security interest, restriction, option, claim or charge of any kind whatsoever (“Encumbrances”) upon any property or assets of the Company under any debt, obligation, contract, agreement or commitment to which the Company is a party or by which the Company or any of the Company's assets or properties are bound, other than any Encumbrances that will not, individually or in the aggregate, have a Material Adverse Effect on the Company; or

(d) materially violate any statute, treaty, law, judgment, writ, injunction, decision, decree, order, regulation, ordinance or other similar authoritative matters (referred to herein individually as a “Law” and collectively as “Laws”) of any foreign, federal, state or local governmental or quasi-governmental, administrative, regulatory or judicial court, department, commission, agency, board, bureau, instrumentality or other authority (referred to herein individually as an “Authority” and collectively as “Authorities”).

2.5   Consents and Approvals. No consent, approval, order or authorization of or from, or registration, notification, declaration or filing with (“Consent”) of any Person, including any Authority, is required in connection with the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated herein, other than any Consent which, if not made or obtained, will not, individually or in the aggregate, have a Material Adverse Effect on the Company and other than any Consents which have been obtained.

2.6   Compliance With Law; Permits and Other Operating Rights. The assets, properties, business and operations of the Company are and have been in compliance in all respects with all Laws applicable to its respective assets, properties, business and operations, except where the failure to comply would not have a Material Adverse Effect on the Company. The Company possesses all permits, licenses and other authorizations from all Authorities necessary to permit it to operate its business in the manner in which it presently is conducted and the consummation of the transactions contemplated by this Agreement will not prevent the Company from being able to continue to use such permits and operating rights, except where any such failure would not have a Material Adverse Effect on the Company. The Company has not received written notice of any violation of any such applicable Law or is in default with respect to any order, writ, judgment, award, injunction or decree of any Authority.

2.7   Issuance of Common Stock. To the Company's knowledge, as of the date of this Agreement and as of the Closing Date, no facts or circumstances exist or will exist that could cause the issuance of Exchange Shares pursuant to the Reorganization to fail to meet an exemption from the registration requirements of Section 5 of the Securities Act afforded by Section 4(2) of the Securities Act and/or Regulations D and S, as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

2.8   Books and Records. The books of account, minute books, equity ownership record books, and other material records (collectively, the “Company Records”) of the Company are complete and correct in all material respects and have been maintained in accordance with reasonable business practices and reflect all actions by the Company requiring the approval of its managers and/or Company Equityholders. The minute books of the Company contain accurate and complete records of all formal meetings held of, and limited liability company action taken by, the Company Equityholders, the managers and committees of the managers of the Company. True and correct copies of the Company Records have been delivered by the Company to the Issuer. Except as set forth on Exhibit 2.8 hereto, the Company Records have not been amended or modified since December 31, 2006.

2.9   Litigation. There is no legal, administrative, arbitration, or other proceeding, suit, claim or action of any nature or investigation, review or audit of any kind, or any judgment, decree, decision, injunction, writ or order pending, noticed, scheduled, or, to the knowledge of the Company, threatened or contemplated by or against or involving the Company, its assets, properties or business or its directors, officers, agents or employees (but only in their capacity as such), whether at law or in equity, before or by any person or entity or Authority, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the parties hereto pursuant to this Agreement or in connection with the transactions contemplated herein.

2.10   Buildings, Plants and Equipment. The buildings, plants, structures and material items of equipment and other personal property owned or leased by the Company are in all respects material to the Company’s business or financial condition, taken as a whole, in good operating condition and repair (ordinary wear and tear excepted) and are adequate in all such respects for the purposes for which they are being used. The Company has not received notification that any of its properties are in violation of any applicable building, zoning, anti-pollution, health, safety or other law, ordinance or regulation in respect of their buildings, plants or structures or their operations, which violation is likely to have a Material Adverse Effect on the Company’s business or financial condition taken as a whole.

2.11   Title to Properties. the Company owns all of its material properties and assets they purport to own (real, personal and mixed, tangible and intangible), including, without limitation, all the material properties and assets reflected in the Company’s Financial Statements (as defined below) and all the material properties and assets purchased or otherwise acquired by the Company since the date of the Company’s Financial Statements. All properties and assets reflected in the Company’s Financial Statements are free and clear of all material encumbrances and are not, in the case of real property, subject to any material rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Company’ Financial Statements as securing specified liabilities or obligations, with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Company’ Financial Statements (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, (c) as to real property, (i) imperfections of title, if any, none of which materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of the Company and (ii) zoning laws that do not impair the present or anticipated use of the property subject thereto, and (d) liens for current taxes not yet due. The properties and assets of the Company include all rights, properties and other assets necessary to permit the Company to conduct its businesses in all material respects in the same manner as it is conducted on the date of this Agreement.

2.12   No Condemnation or Expropriation. Neither the whole nor any portion of the property or leaseholds owned or held by the Company is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any governmental body or other person with or without payment of compensation therefor, which action is likely to have a Material Adverse Effect on the Company’s business or financial condition taken as a whole.

2.13   Financial Statements. The Company’s financial statements and notes previously delivered to Issuer (the "Company Financial Statements") fairly present the consolidated financial condition of the Company as at the respective dates thereof and for the periods therein referred to, all in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto, and shall be capable of being utilized in any SEC filing in compliance with Rule 310 of Regulation S-B promulgated under the Securities Act.

2.14   Contracts and Commitments. The Company is not a party to any:

(a)   Contract or agreement (other than purchase or sales orders entered into in the ordinary course of business) involving any liability of more than $50,000 and not cancelable by it (without liability to it) within 60 days. The Company has delivered to Issuer copies of any and all material agreements, arrangements, contracts or other matters relating to the Company.

(b)   Lease of personal property involving annual rental payments in excess of $50,000 and not cancelable by it (without liability to it) within 90 days;

(c)   Employee bonus, stock option or stock purchase, performance unit, profit-sharing, pension, savings, retirement, health, deferred or incentive compensation, insurance or other material employee benefit plan (as defined in Section 2(3) of ERISA) or program for any of the employees, former employees or retired employees of the Company;

(d)   Commitment, contract or agreement that is currently expected by the management of the Company to result in any material loss upon completion or performance thereof;

(e)   Contract, agreement or commitment, that is material to the business of the Company, with any officer, employee, agent, consultant, advisor, salesman, sales representative, value added reseller, distributor or dealer; or

(f)   Employment agreement or other similar agreement that contains any severance or termination pay, liabilities or obligations.

All such contracts and agreements are in full force and effect. The Company is not in breach or violation of, or in default under, any agreement, instrument, indenture, deed of trust, commitment, contract or other obligation of any type to which it is a party or is or may be bound that relates to its business or to which any of its assets or properties is subject, the effect of which breach, violation or default is likely to have a Material Adverse Effect on the business or financial condition of the Company.

2.15   Labor Relations. The Company is not a party to any collective bargaining agreement. Except for any matter which is not likely to have a Material Adverse Effect on the business or financial condition of the Company, (a) the Company is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and the Company is not engaged in any unfair labor practice, (b) there is no unfair labor practice complaint against the Company pending before the National Labor Relations Board or similar foreign government agency, (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against the Company, (d) no representation question exists respecting the employees of the Company, (e) the Company has not experienced any strike, work stoppage or other labor difficulty, and (f) no collective bargaining agreement relating to employees of any of the Company is currently being negotiated.

2.16   Employee Benefit Plans. The Company does not have any pension plan, profit sharing or similar employee benefit plan.

2.17   Tax Matters. The Company has duly filed when due all tax reports and returns in connection with and in respect of its business, assets and employees, and has timely paid and discharged all amounts shown as due thereon. The Company has not received any notice of any tax deficiency outstanding, proposed or assessed against or allocable to it, and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or executed or filed with any Authority any agreement now in effect extending the period for assessment or collection of any taxes against it.

2.18   Environmental Matters. At all times prior to the date hereof, the Company has complied in all material respects with applicable environmental laws, orders, regulations, rules and ordinances relating to its business, properties and assets, the violation of which would have a Material Adverse Effect on the business or financial condition of the Company or which would require a payment by the Company in excess of $50,000 in the aggregate, and which have been duly adopted, imposed or promulgated by any legislative, executive, administrative or judicial body or officer of any governmental agency. The environmental licenses, permits and authorizations that are material to the operations of the Company are in full force and effect.

2.19   Absence of Certain Commercial Practices. the Company has not, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to its business or operations, which it knows or has reason to believe to have been illegal under any federal, state or local laws of the United States or any other country having jurisdiction; and the Company has not participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers in violation of any applicable law or regulation.

2.20   Proprietary Rights. The Company owns or possesses or has adequate licenses or other rights to use, and has taken all action reasonably necessary to protect, all intellectual property necessary for its business as now conducted and as proposed to be conducted without, to the best of its knowledge, any conflict with or infringement of the rights of others. A list of all intellectual property of the Company has been delivered to Issuer. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the intellectual property of any other person or entity. The Company has not received any communications alleging that it has violated, or by conducting its business would violate, any of the intellectual property rights of any other person or entity, nor is the Company aware of any basis for the foregoing. The Company is not aware that any of its employees or contractors are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee’s or contractor’s best efforts to promote its interests, or that would conflict with the business of the Company as presently conducted.

2.21   Borrowing and Guarantees. Except as set forth on the Financial Statements, the Company (a) has no indebtedness for borrowed money, (b) is not lending or committed to lend any money (except for advances to employees in the ordinary course of business and as otherwise previously disclosed in writing to Issuer), and (c) is not a guarantor or surety with respect to the obligations of any Person.

2.22   Marketability of Title. Except as provided for in the Company’s Financial Statements, the Company has, and on the Closing Date will have, good and marketable title to all of their respective furniture, fixtures, equipment and other assets as set forth in the Company’s Financial Statements, and such assets are owned free and clear of all security interests, pledges, liens, restrictions and encumbrances of every kind and nature.

2.23   Payments and Distributions. Through the Closing Date there will be (i) no bonuses or extraordinary compensation to any of the officers, directors, members, managers or Company Equityholders of the Company, (ii) no loans made to or any other transactions with any of the officers, directors, members, managers or Company Equityholders of the Company or their families (except as previously disclosed in writing to Issuer), and (iii) no dividends or other distributions declared or paid by the Company.

2.24   Related Party Transactions. The Company does not engage in business with any person or entity in which any of its officers, directors or other affiliates have a material equity interest. No affiliate of the Company owns any property, asset or right, which is material to the business of the Company. There are, and on the Closing Date there will be, no loans, leases or other Contracts outstanding between the Company and any affiliate, other than such Contracts as have been approved in writing by Issuer.

2.25   [INTENTIONALLY OMITTED.]

2.26   Subject of Legal Proceedings. During the past five (5) year period none of the Company, nor any of its officers or directors, nor any person intended upon consummation of the transactions contemplated herein to become an officer or director of Issuer or any successor entity or subsidiary, has been the subject of:

(a)a petition under the Federal bankruptcy laws or any other insolvency or moratorium law or has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of the Company or such person, or any partnership in which the Company or any such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which the Company or any such person was an executive officer at or within two years before the time of such filing;

(b) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations which do not relate to driving while intoxicated or driving under the influence);

(c) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining the Company or any such person from, or otherwise limiting, the following activities:

(i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii) engaging in any type of business practice; or

(iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal, state or other securities laws or commodities laws;

(d) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of the Company or any such person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity;

(e) a finding by a court of competent jurisdiction in a civil action or by the SEC to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated; or

(f) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

2.22   No Material Adverse Change. Since the date of the Company’s Financial Statements, there has not been any material adverse change in the business or financial condition of the Company taken as a whole, nor has the Company incurred any material indebtedness.

2.23   Accuracy of Information. No representation or warranty made by the Company in this Agreement or in any agreement or certificate furnished or to be furnished to Issuer at the Closing by or on behalf of the Company in connection with any of the transactions contemplated by this Agreement contains or will contain any untrue statement of material fact or omit any material fact necessary in order to make the statements herein or therein not misleading in light of the circumstances in which they are made, and all of the foregoing completely and correctly present the information required or purported to be set forth herein or therein.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES
OF THE COMPANY EQUITYHOLDERS

Each Company Equityholder, severally and not jointly, represents, warrants and covenants to Issuer with respect to itself that the following are correct and complete as of the date hereof, except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case each Company Equityholder, severally and not jointly, represents, warrants and covenants to Issuer that such representations and warranties were true, correct and complete with respect to such date or period:

3.1   Power and Authority. The Company Equityholder has all requisite power and authority, or legal capacity, as the case may be, to enter into and to carry out all of the terms of this Agreement and all other documents executed and delivered in connection herewith (collectively, the “Documents”). Any action on the part of the Company Equityholder necessary for the authorization, execution, delivery and performance of the Documents by the Company Equityholder has been taken and no further authorization on the part of the Company Equityholder is required to consummate the transactions provided for in the Documents. When executed and delivered by the Company Equityholder, the Documents shall constitute the valid and legally binding obligation of the Company Equityholder enforceable in accordance with their respective terms, subject to bankruptcy, moratorium, principles of equity and other limitations limiting the rights of creditors generally. Each Company Equityholder who is a natural person is over the age of 21, has not been declared incompetent, and has the right to execute, deliver and perform this Agreement and the other Documents contemplated herein without the consent or joinder of any other Person or Authority.

3.2   Ownership of and Title To Securities. The Company Equityholder will transfer to Issuer good and marketable title to the Company Equity which it owns or will own, free and clear of all pledges, security interests, mortgages, liens, claims, charges, restrictions or encumbrances, except for any restrictions imposed by United States federal or state securities Laws.

3.3   Investment and Related Representations.

(a)  Securities Laws Compliance. The Company Equityholder is aware that neither the Exchange Shares nor the offer or sale thereof to the Company Equityholder has been registered under the Securities Act, or under any state or foreign securities Laws. The Company Equityholder understands that the Exchange Shares it will receive will be characterized as “restricted” securities under United States federal securities Laws inasmuch as they are being acquired in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Company Equityholder agrees that the Company Equityholder will not sell all or any portion of Exchange Shares except pursuant to Regulations D or S under the Securities Act, pursuant to registration under the Securities Act or pursuant to an other available exemption from registration under the Securities Act, and will not engage in hedging transactions with regard to the Exchange Shares unless in compliance with the Securities Act. The Company Equityholder understands that each certificate for Exchange Shares issued to the Company Equityholder or to any subsequent transferee shall bear a legend substantially as set forth below, and that Issuer shall refuse to transfer the Exchange Shares except in accordance with such restrictions:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “1933 ACT”) OR ANY STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT WITH RESPECT TO SUCH SHARES, OR WITH AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS BEING MADE IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT OR IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS; AND HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.

(b)  Investment Representation. This Agreement is made with the Company Equityholder in reliance upon the Company Equityholder's representation, which by the Company Equityholder's execution of this Agreement the Company Equityholder hereby confirms, that the Exchange Shares to be received by the Company Equityholder are being acquired pursuant to this Agreement for its own account, for investment, and not with a view to the resale or distribution thereof (i) such that the Company Equityholder would be considered an “underwriter” as such term is defined in the Securities Act, and (ii) unless pursuant to an effective registration statement or exemption under the Securities Act.

(c)  No Public Solicitation. The Company Equityholder is acquiring the Exchange Shares after private negotiation and has not been attracted to the acquisition of the Exchange Shares by any press release, advertising, publication, or other general solicitation or through any directed selling efforts (as such term is defined in Regulation S promulgated under the Securities Act) made in the United States.

(d)  Access to Information. The Company Equityholder acknowledges that the reports (collectively the “SEC Reports”) filed by Issuer with the SEC are publicly available, and that the Company Equityholder has reviewed the SEC Reports to the extent that the Company Equityholder deemed necessary and appropriate in making an investment decision hereunder.

(e)  Investor Solicitation and Ability to Bear Risk to Loss. The Company Equityholder acknowledges the acquisition of the Exchange Shares is a highly speculative investment, involving a high degree of risk and that he can bear the economic risk of investment in such securities without producing a material adverse change in the Company Equityholder's financial condition. The Company Equityholder otherwise has such knowledge and experience in financial or business matters that the Company Equityholder is capable of evaluating the merits and risks of the investment in the Exchange Shares.

(f)   Non-U.S. Person Status. Other than those Company Equityholders denoted as U.S. residents on Exhibit 1.1 hereto, each Company Equityholder is not a “U.S. Person,” and is not acquiring the Exchange Shares for the account or benefit of any U.S. Person, and is acquiring the Exchange Shares in an “offshore transaction,” as those terms are defined in Regulation S. If the Company Equityholder is not a “US Person, such Company Equityholder further represents, warrants and acknowledges that the Exchange Shares have not been offered to the Company Equityholder in the United States and the Persons making the decision to purchase the Exchange Shares and executing and delivering this Agreement on behalf of the Company Equityholder were not in the United States when the decision was made and this Agreement was executed and delivered; the Company Equityholder will not engage in any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Exchange Shares; and that neither the Company Equityholder nor any of his affiliates will directly or indirectly maintain any short position, purchase or sell put or call options or otherwise engage in any hedging activities in any of the Exchange Shares or any other Exchange Shares of the Company until the expiration of the “Distribution Compliance Period” (as defined in Regulation S), and acknowledges that such activities are prohibited by Regulation.

(e) No Obligation to Register the Exchange Shares. Except as provided in Section 10.5 hereof, the Company Equityholder acknowledges that Issuer has no obligation or present intention of registering the Exchange Shares for sale by the Company Equityholders.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF ISSUER

Issuer hereby represents and warrants to the Company and the Company Equityholders that the following are correct and complete as of the date hereof, except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case Issuer represents and warrants to the Company and the Company Equityholders that such representations and warranties were true, correct and complete with respect to such date or period:

4.1   Corporate Organization, Standing and Power. Issuer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware with the requisite corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets, is duly qualified or licensed to do business as a foreign corporation in good standing in every other jurisdiction in which the character or location of the properties and assets owned, leased or operated by it or the conduct of its business requires such qualification or licensing. Complete and correct copies of Issuer's certificate of incorporation and bylaws have previously been made available to the Company.

4.2    Capitalization; Subsidiaries.

(a) Issuer is authorized by its Certificate of Incorporation to issue an aggregate of 260,000,000 shares of capital stock, of which 250,000,000 are shares of Common Stock, par value $.0001 per share and 10,000,000 are shares of Preferred Stock, par value $.0001 per share. Issuer has 2,500,000 shares of common stock issued and outstanding (the “Issuer Shares”), all of which are owned of record by the Issuer Shareholder, and no other shares of any class or series of capital stock issued and outstanding. All of the Issuer Shares have been duly authorized and are validly issued, fully paid and non-assessable and are without, and were not issued in violation of, preemptive rights.

The Issuer does not have any outstanding bonds, debentures, notes or other indebtedness which (i) have the right to vote (or are convertible or exercisable into securities having the right to vote) on any matter, or (ii) are or will become entitled to receive any payment in shares or equity as a result of the consummation of the transactions contemplated herein. Other than as above or as contemplated by this Agreement, there is no subscription, option, warrant, call, right, contract, agreement, commitment, understanding or arrangement to which Issuer is a party, or by which it is bound, with respect to the issuance, sale, delivery or transfer of the capital securities of Issuer, including any right of conversion or exchange under any security or other instrument.

(b) Issuer does not own, and has never owned, directly or indirectly, any equity interest in any Person.

4.3   Authorization. Issuer has all requisite corporate power and authority to enter into, execute, deliver, and perform its obligations under this Agreement. The Board of Directors of Issuer has taken all action required by Law, Issuer's certificate of incorporation and bylaws or otherwise to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein. This Agreement has been duly and validly executed and delivered by Issuer and is the valid and binding legal obligation of Issuer enforceable against Issuer in accordance with its terms, subject to bankruptcy, moratorium, principles of equity and other limitations limiting the rights of creditors generally.

4.4    Non-Contravention. Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated herein will:

(a) violate any provision of the certificate of incorporation or bylaws of Issuer; or

(b) be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to, any right of termination, cancellation, imposition of fees or penalties under, any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which Issuer is a party or by which Issuer or any of its properties or assets is or may be bound;

(c) result in the creation or imposition of any Encumbrance upon any property or assets of Issuer under any debt, obligation, contract, agreement or commitment to which Issuer is a party or by which Issuer or any of their respective assets or properties is or may be bound; or

(d) materially violate any Law of any Authority.

4.5   Consents and Approvals. No Consent is required by any person or entity, including any Authority, in connection with the execution, delivery and performance of this Agreement by Issuer or the consummation of the transactions contemplated herein, other than any Consent which, if not made or obtained, will not, individually or in the aggregate, have a Material Adverse Effect on the business of Issuer, and other than any Consents which have been obtained or are required pursuant to applicable securities Laws.

4.6   Valid Issuance. The Exchange Shares to be issued in connection with this Agreement have been duly authorized and, when issued and delivered and upon the delivery of the consideration therefor as provided in this Agreement, will be validly issued, fully paid and non-assessable and will not be subject to any restrictions, except those under United States federal and state securities Laws.

4.7   SEC Filings; Financial Statements.

(a) All statements, reports, schedules, forms and other documents required to have been filed by Issuer with the SEC have been so filed on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the SEC Reports complied in all material respects with the applicable requirements of the Securities Act or the Securities Exchange Act of 1934 (the “Exchange Act”); and (ii) none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The financial statements contained in the SEC Reports: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC); and (iii) fairly present, in all material respects, the financial position of Issuer as of the respective dates thereof and the results of operations of Issuer for the periods covered thereby. All adjustments considered necessary for a fair presentation of such financial statements have been included.

4.8   No Liabilities. Issuer has no liabilities, obligations, or contingencies (whether absolute, accrued, or contingent) (each a “Liability” and collectively, “Liabilities”) except for (i) Liabilities expressly stated in the most recent balance sheet included in the SEC Reports or the notes thereto and (ii) Liabilities which do not exceed US$1,000 in the aggregate.

4.9   Assets. The sole assets of Issuer are any cash in any bank account of Issuer. There are no Encumbrances on any assets of Issuer.

4.10   Real Property; Leases. Issuer owns no real property and is not party to any lease or sublease for any real property or personal property.

4.11   Litigation. There is no legal, administrative, arbitration, or other proceeding, suit, claim or action of any nature or investigation, review or audit of any kind, or any judgment, decree, decision, injunction, writ or order pending, noticed, scheduled, or, to the knowledge of Issuer, threatened or contemplated by or against or involving Issuer, its assets, properties or business or its directors, officers, agents or employees (but only in their capacity as such), whether at law or in equity, before or by any person or entity or Authority, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the parties hereto pursuant to this Agreement or in connection with the transactions contemplated herein.

4.12   Contracts and Commitments; No Default. Issuer is not a party to, nor are any of its assets bound by, any contract, oral or written (each, an “Issuer Contract”), that is not disclosed in the SEC Reports. None of the Issuer Contracts contains a provision requiring the consent of any party with respect to the consummation of the transactions contemplated by this Agreement. Issuer is not in breach, violation or default, however defined, in the performance of any of its obligations under any of the Issuer Contracts, and no facts and circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such breach, violation or default thereunder or thereof, and, to the knowledge of Issuer, no other parties thereto are in a breach, violation or default, however defined, thereunder or thereof, and no facts or circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such a breach, violation or default thereunder or thereof.

4.13   No Broker or Finder. No broker, finder or investment banker is entitled to any brokerage, finders or other fee or commission in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Issuer.

4.14   Inter-company and Affiliate Transactions; Insider Interests. Except as disclosed in the SEC Reports, there are, and during the last three years there have been, no transactions, agreements or arrangements of any kind, direct or indirect, between Issuer, on the one hand, and any director, officer, employee, stockholder, or affiliate of Issuer, on the other hand, including loans, guarantees or pledges to, by or for Issuer or from, to, by or for any of such persons, that are currently in effect.

4.15   No Adverse Changes. There has been no material adverse change in the business, financial condition, prospects, assets or operations of Issuer since December 31, 2006.

4.16   Compliance With Law; Permits and Other Operating Rights. The assets, properties, business and operations of Issuer are and have been in compliance in all respects with all Laws applicable to Issuer's assets, properties, business and operations, except where the failure to comply would not have a Material Adverse Effect on the business of Issuer. Issuer possesses all permits, licenses and other authorizations from all Authorities necessary to permit it to operate its business in the manner in which it presently is conducted and the consummation of the transactions contemplated by this Agreement will not prevent Issuer from being able to continue to use such permits and operating rights, except where such failure would not have a Material Adverse Effect on the business of Issuer. Issuer has not received notice of any violation of any such applicable Law, and is not in default with respect to any order, writ, judgment, award, injunction or decree of any Authority.

4.17   Taxes. Issuer has duly filed when due all tax reports and returns in connection with and in respect of its business, assets and employees, and has timely paid and discharged all amounts shown as due thereon. Issuer has not received any notice of any tax deficiency outstanding, proposed or assessed against or allocable to it, and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or executed or filed with any Authority any agreement now in effect extending the period for assessment or collection of any taxes against it.

4.18   Accuracy of Information. No representation or warranty made by Issuer in this Agreement or in any agreement or certificate furnished or to be furnished to the Company at the Closing by or on behalf of Issuer in connection with any of the transactions contemplated by this Agreement contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements herein or therein not misleading in light of the circumstances in which they are made, and all of the foregoing completely and correctly present the information required or purported to be set forth herein or therein.

ARTICLE 5
SEPARATE REPRESENTATIONS AND WARRANTIES OF THE ISSUER SHAREHOLDER

The Issuer Shareholder warrants and covenants to and with Issuer, the Company, and the Company Equityholders with respect to the Issuer Shareholder as follows:

5.1   Power and Authority. The Issuer Shareholder has all requisite power and authority to enter into and to carry out all of the terms of this Agreement and all other documents executed and delivered in connection herewith (collectively, the “Documents”). All action on the part of the Issuer Shareholder necessary for the authorization, execution, delivery and performance of the Documents by the Issuer Shareholder has been taken and no further authorization on the part of the Issuer Shareholder is required to consummate the transactions provided for in the Documents. When executed and delivered by the Issuer Shareholder, the Documents shall constitute the valid and legally binding obligation of the Issuer Shareholder enforceable in accordance with their respective terms.

5.2.   Ownership of and Title to Securities. The Issuer Shareholder as of the date hereof is the record owner of all of the Issuer Shares, which constitute one hundred (100%) of Issuer’s issued and outstanding securities. The Issuer Shareholder has good and marketable title to the Issuer Shares which she owns, free and clear of all pledges, security interests, mortgages, liens, claims, charges, restrictions or encumbrances of any kind, except for any restrictions imposed by federal or state securities laws.

5.3   No Obligation to Register the Issuer Shares. Except as provided in Section 10.5 hereof, the Issuer Shareholder acknowledges that Issuer has no obligation or present intention of registering the Issuer Shares for sale by the Issuer Shareholder.

ARTICLE 6
COVENANTS OF THE PARTIES

6.1   Conduct of Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing Date, Issuer shall conduct its business and operations according to its ordinary and usual course of business consistent with past practices. Without limiting the generality of the foregoing, and, except as otherwise expressly provided in this Agreement, prior to the Closing Date, without the prior written consent of the Company the Issuer shall not:

(a) amend its certificate of incorporation, articles of association, bylaws or memorandum of association, as the case may be;

(b) issue, reissue, sell, deliver, or pledge, or authorize or propose the issuance, reissuance, sale, delivery or pledge of shares of capital stock of any class, or securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities, or capital stock;

(c) adjust, split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities;

(d) declare, set aside or pay any dividend or distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, redeem or otherwise acquire any shares of its capital stock or other securities, or alter any term of any of its outstanding securities;

(e) (i) increase in any manner the compensation of any of its directors, officers or other employees; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required or permitted by any existing plan, agreement or arrangement to any such director, officer or employee, whether past or present; or (iii) create or commit itself to any additional pension, profit-sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or to any employment agreement or consulting agreement (arising out of prior employment ) with or for the benefit of any person, or, except to the extent required to comply with applicable law, amend any of such plans or any of such agreements in existence on the date of this Agreement;

(f) incur, assume, suffer or become subject to, whether directly or by way of guarantee or otherwise, any Liabilities which, individually or in the aggregate, exceed US$1,000;

(g) make or enter into any commitment for capital expenditures which, individually or in the aggregate, exceed US$1,000;

(h) pay, lend or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any affiliate or associate of any of its officers or directors;

(i) terminate, enter into or amend in any material respect any contract, agreement, lease, license or commitment, or take any action or omit to take any action which will cause a breach, violation or default (however defined) under any contract, except in the ordinary course of business and consistent with past practice;

(j) acquire any of the business or assets of any other person or entity;

(k) permit any of its current insurance (or reinsurance) policies to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than coverage remaining under those cancelled, terminated or lapsed are in full force and effect;

(l) enter into other material agreements, commitments or contracts not in the ordinary course of business or in excess of current requirements;

(m) initiate, settle or compromise any suit, claim or dispute or threatened suit, claim or dispute;

(n) make any changes in accounting methods or policies or make any change in its auditors; or

(o) agree in writing or otherwise to take any of the foregoing actions or any action which would make any representation or warranty in this Agreement untrue or incorrect in any material respect.

6.2   Full Access. Throughout the period prior to the Closing, each party shall afford to the other and its directors, officers, employees, counsel, accountants, investment advisors and other authorized representatives and agents, reasonable access to the facilities, properties, books and records of the party in order that the other may have full opportunity to make such investigations as it shall desire to make of the affairs of the disclosing party. Each party shall furnish such additional financial and operating data and other information as the other shall, from time to time, reasonably request, including access to the working papers of its independent certified public accountants; provided, however, that any such investigation shall not affect or otherwise diminish or obviate in any respect any of the representations and warranties of the disclosing party.

6.3   Confidentiality. Each of the parties hereto agrees that it shall not use, or permit the use of, any of the information relating to any other party hereto furnished to it in connection with the transactions contemplated herein (“Information”) in a manner or for a purpose detrimental to such other party or otherwise than in connection with the transaction, and that they shall not disclose, divulge, provide or make accessible (collectively, “Disclose”), or permit the Disclosure of, any of the Information to any person or entity, other than their respective directors, officers, employees, investment advisors, accountants, sources of financing, counsel and other authorized representatives and agents, except as may be required by judicial or administrative process or, in the opinion of such party's counsel, by other requirements of Law; provided, however, that prior to any Disclosure of any Information permitted hereunder, the disclosing party will first obtain the recipients' agreement to comply with the provisions of this Section 6.3 with respect to such information. Notwithstanding the foregoing, the confidentiality obligations of this Section 6.3 will not apply after the Closing to any Information furnished to the Company or the Company Equityholders regarding Issuer or its business. The term “Information” does not include any information relating to a party that the party disclosing such information can show: (i) to have been in its possession prior to its receipt from another party hereto; (ii) to be now or to later become generally available to the public through no fault of the disclosing party; (iii) to have been available to the public at the time of its receipt by the disclosing party; (iv) to have been received separately by the disclosing party in an unrestricted manner from a person entitled to disclose such information; or (v) to have been developed independently by the disclosing party without regard to any information received in connection with this transaction. Each party hereto agrees to promptly return to the party from whom it originally received such information all original and duplicate copies of written materials containing Information if the Reorganization does not occur. A party hereto shall be deemed to have satisfied its obligations to hold the Information confidential if it exercises the same care as it takes with respect to its own similar information.

6.4   Filings; Consents; Removal of Objections. Subject to the terms and conditions herein provided, the parties hereto shall use their reasonable best efforts to take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable, the transactions contemplated hereby, including without limitation obtaining all Consents of any person or entity, whether private or governmental, required in connection with the consummation of the transactions contemplated herein. In furtherance, and not in limitation of the foregoing, it is the intent of the parties to consummate the transactions contemplated herein at the earliest practicable time, and they respectively agree to exert commercially reasonable efforts to that end, including without limitation: (i) the removal or satisfaction, if possible, of any objections to the validity or legality of the transactions contemplated herein; and (ii) the satisfaction of the conditions to consummation of the transactions contemplated hereby.

6.5   Name Change. Issuer shall take all actions necessary, including, but not limited to, obtaining shareholder consent, to change its name to “Power of the Dream, Inc.,” on or prior to the Closing Date.

6.7   Further Assurances; Cooperation; Notification.

(a) Each party hereto shall, before, at and after Closing, execute and deliver such instruments and take such other actions as the other party or parties, as the case may be, may reasonably require in order to carry out the intent of this Agreement. Without limiting the generality of the foregoing, at any time after the Closing, at the reasonable request of Issuer and without further consideration, the Company shall execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation and take such action as Issuer may reasonably deem necessary or desirable in order to more effectively consummate the transactions contemplated hereby.

(b) At all times from the date hereof until the Closing, each party shall promptly notify the other in writing of the occurrence of any event which it reasonably believes will or may result in a failure by such party to satisfy the conditions specified in this Article 6.

6.6   Public Announcements. None of the parties hereto shall make any public announcement with respect to the transactions contemplated herein without the prior written consent of Issuer and the Company, which consent shall not be unreasonably withheld or delayed; provided, however, that any of the parties hereto may at any time make any announcements that are required by applicable Law so long as the party so required to make an announcement promptly upon learning of such requirement notifies the other parties of such requirement and discusses with the other parties in good faith the exact proposed wording of any such announcement.

6.7   Satisfaction of Conditions Precedent. Each party shall use commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are applicable to them, and to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all material consents and authorizations of third parties and to make filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

6.8   Delivery of Exchange Shares. Exchange Agent covenants and undertakes, following his receipt of the Exchange Shares (delivered by the Issuer at Closing and forwarded pursuant to Section 1.3(b) of this Agreement), to cause the original certificates evidencing the Exchange Shares to be delivered to the Company Equityholders in accordance with their respective ownership thereof.

ARTICLE 7
CONDITIONS TO THE OBLIGATIONS OF ISSUER AND THE ISSUER SHAREHOLDER

Notwithstanding any other provision of this Agreement to the contrary, the obligation of Issuer to effect the transactions contemplated herein will be subject to the satisfaction at or prior to the Closing, or waiver by Issuer, of each of the following conditions:

7.1   Representations and Warranties True. The representations and warranties of the Company and the Company Equityholders contained in this Agreement shall be true, complete and accurate in all material respects as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such time, except for changes specifically permitted or contemplated by this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they shall be true and correct at the Closing with respect to such date or period.

7.2   Performance. The Company and the Company Equityholders shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement, including those required under Section 1 hereof, to be performed or complied with by, respectively, the Company and the Company Equityholders, on or prior to the Closing.

7.3   Required Approvals and Consents.

(a) All actions required by Law and otherwise to be taken by the directors and shareholders of the Company to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken.

(b) All Consents of or from all Authorities required hereunder to consummate the transactions contemplated herein shall have been delivered, made or obtained, and Issuer shall have received copies thereof.

(c) The Reorganization shall have been consummated and all Consents under all applicable Laws from all applicable Authorities in form and substance satisfactory to the Company shall have been obtained and shall be in full force and effect.

7.4   Agreements and Documents. Issuer shall have received a certificate of good standing of the Company issued by a duly constituted authority in the Hungarian Republic and any other states where the Company is qualified to do business, as of the most recent practicable date.

7.5   No Proceeding or Litigation. No suit, action, investigation, inquiry or other proceeding by any Authority or other person or entity shall have been instituted or threatened which delays or questions the validity or legality of the transactions contemplated hereby or which, if successfully asserted, would, in the reasonable judgment of Issuer, individually or in the aggregate, otherwise have a Material Adverse Effect on the Company's business, financial condition, prospects, assets or operations or prevent or delay the consummation of the transactions contemplated by this Agreement.

7.6   Legislation. No Law shall have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby or any of the conditions to the consummation of such transaction.

ARTICLE 8
CONDITIONS TO OBLIGATIONS OF THE COMPANY AND COMPANY EQUITYHOLDERS

Notwithstanding anything in this Agreement to the contrary, the obligations of the Company and Company Equityholders to effect the transactions contemplated herein will be subject to the satisfaction at or prior to the Closing, or waiver by the Company, of each of the following conditions:

8.1   Representations and Warranties True. The representations and warranties of Issuer and the Issuer Shareholder contained in this Agreement shall be true, complete and accurate in all material respects as of the date when made and at and as of the Closing, as though such representations and warranties were made at and as of such time, except for changes permitted or contemplated in this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they shall be true and correct at the Closing with respect to such date or period.

8.2   Performance. Issuer and the Issuer Shareholder shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by, respectively, Issuer and the Issuer Shareholder, at or prior to the Closing.

8.3   Required Approvals and Consents.

(a) All action required by law and otherwise to be taken by the directors and stockholders of Issuer to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken.

(b) All Consents of or from all Authorities required hereunder to consummate the transactions contemplated herein, shall have been delivered, made or obtained, and the Company shall have received copies thereof.

(c) The Reorganization shall have been consummated and all Consents under all applicable Laws from all applicable Authorities in form and substance satisfactory to the Company shall have been obtained and shall be in full force and effect.

8.4   Agreements and Documents. The Company shall have received the following agreements and documents, each of which shall be in full force and effect:

(a) a copy of the written consent of the board of directors of Issuer, executed by all such directors, approving the transactions contemplated by this Agreement, including the issuance of the Exchange Shares;

(b) a certified list of the record holders of capital stock of Issuer as of the most recent practicable date evidencing all of the shares of Issuer capital stock issued and outstanding;

(c) a certificate of good standing of Issuer from the State of Delaware and any other states where Issuer is qualified to do business, as of the most recent practicable date;

(d) written resignations of the officers and directors of Issuer, effective as of the Closing, and evidence that prior to their resignations, the pre-Closing directors of Issuer appointed to the board of directors of Issuer the persons designated by the Company Equityholders, to be effective as of the Closing;

(e) a copy of a written consent of the board of directors of Issuer regarding the change of the list of authorized banking signatories for all bank accounts of Issuer to persons nominated by the Company;

(f) all books and records of Issuer; and

(g) the agreements and documents contemplated Section 1 hereof.

8.5   Adverse Changes. No Material Adverse Effect shall have occurred with respect to Issuer since December 31, 2006.

8.6   No Proceeding or Litigation. No suit, action, investigation, inquiry or other proceeding by any Authority or other person or entity shall have been instituted or threatened which delays or questions the validity or legality of the transactions contemplated hereby or which, if successfully asserted, would, in the reasonable judgment of the Company, individually or in the aggregate, otherwise have a Material Adverse Effect on Issuer's business, financial condition, prospects, assets or operations or prevent or delay the consummation of the transactions contemplated by this Agreement.

8.7   Legislation. No Law shall have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby or any of the conditions to the consummation of such transaction.

8.8   No Assets and Liabilities. Issuer shall have no material Liabilities, assets or operations.

8.9   Filings; Press Releases. Issuer shall have made such filings and press releases, in form and substance satisfactory to the Company, as may be requested by the Company to comply with any disclosure requirements under the U.S. securities regulations or other applicable Laws.

8.10   Appropriate Documentation. The Company shall have received, in a form and substance reasonably satisfactory to Company, dated the Closing Date, copies of all documents, instruments and writings to evidence the fulfillment of the conditions set forth in this Article 8 as the Company may reasonably request.

8.11   Charter Documents. The charter documents of Issuer shall be, or shall be amended to be, in form and substance, satisfactory to the Company.

8.12   SEC Filings. Issuer shall have prepared a Form 8-K and all other required filings with the SEC relating to the Closing and such filings shall be in form and substance satisfactory to the Company and ready for filing. Issuer shall remain an Exchange Act reporting company and no action shall have been taken by Issuer or any Authority to terminate Issuer's Exchange Act registration of its common stock.

8.13   Resignation. Each of the officers and directors of Issuer shall have tendered resignations in form and substance satisfactory to the Company, effective at the Closing, and such resignations shall not have been revoked or modified in any way.

8.14   Legal Opinion. The Company and the Company Equityholders shall have been provided with a legal opinion of the Company’s counsel resident in the Republic of Hungary in form and substance satisfactory to the Company’s U.S. counsel, upon which the Company’s U.S. counsel can expressly rely.

ARTICLE 9
TERMINATION AND ABANDONMENT

9.1   Termination by Either the Company or Issuer. This Agreement may be terminated by either the Company or Issuer at any time if there has been a breach by the other of any representation, warranty, or covenant which breach remains uncured for a period of 30 days following written notice thereof given in accordance with Section 10.6 hereof. This Agreement may be terminated at any time by the mutual consent of the Company and Issuer. This Agreement shall automatically terminate if the Reorganization has not been consummated by March 31, 2007. If this Agreement so terminates, all parties hereto shall be absolved from any claims or liabilities arising from and in connection with this Agreement.

9.2   Procedure and Effect of Termination. If this Agreement is terminated as provided herein:

(a) Each of the parties shall, upon request, redeliver all documents, work papers and other material of the other parties relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same;

(b) No party shall have any liability for a breach of any representation, warranty, agreement, covenant or the provision of this Agreement, unless such breach was due to a willful or bad faith action or omission of such party or any representative, agent, employee or independent contractor thereof; and

(c) All filings, applications and other submissions made pursuant to the terms of this Agreement shall, to the extent practicable, be withdrawn from the agency or other person to which made.

ARTICLE 10
MISCELLANEOUS PROVISIONS

10.1   Survival of Representations, Warranties and Covenants. All of the representations, warranties and covenants of the Issuer and the Issuer Shareholder in this Agreement in Articles 4, 5, and 6 or in any instrument delivered pursuant to this Agreement shall survive the Closing hereof.

10.2   Expenses. Issuer, Issuer Shareholder, the Company Equityholders and the Company shall each bear their own costs and expenses relating to the transactions contemplated hereby, including fees and expenses of legal counsel, accountants, investment bankers, brokers or finders, printers, copiers, consultants or other representatives for the services used, hired or connected with the transactions contemplated hereby.

10.3   Amendment; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Issuer; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.

10.4   Waiver of Compliance; Consents. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by Issuer and the Issuer Shareholder, on the one hand, and the Company and the Company Equityholders, on the other, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No single or partial exercise of a right or remedy shall preclude any other or further exercise thereof or of any other right or remedy hereunder. Whenever this Agreement requires or permits the consent by or on behalf of a party, such consent shall be given in writing in the same manner as for waivers of compliance.

10.5   “Piggy-back” Registration Rights. If at any time during the two year period following the Closing Date there is not an effective registration statement covering all of the Exchange Shares and Issuer shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then Issuer shall send to each holder of the Exchange Shares written notice of such determination and, if within fifteen days after receipt of such notice, any such holder shall so request in writing, Issuer shall include in such registration statement all or any part of such the Exhange Shares such holder requests to be registered. If, in connection with any underwritten offering for the account of issuer the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the registration statement because, in such underwriter(s)' judgment, such limitation is necessary to effect an orderly public distribution of securities covered thereby, then Issuer shall be obligated to include in such registration statement only such limited portion of the Exhange Shares for to which such Holder has requested inclusion hereunder as such underwriter(s) shall permit. Any exclusion of the Exhange Shares shall be made pro rata among the holders seeking to include the Exhange Shares, in proportion to the number of Exhange Shares sought to be included by such holders; provided, however, that Issuer shall not exclude any Exhange Shares unless Issuer has first excluded all outstanding securities the holders of which are not entitled by right to inclusion of securities in such registration statement; and provided, further, however, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities in such registration statement. Other than this piggy-back registration obligation, nothing in this Agreement shall entitle any party hereto to any claim, cause of action, remedy or right of any kind with respect to the registration rights.

10.6   Notices. All notices, requests, demands and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given and effective: (i) on the date of delivery, if delivered personally; (ii) on the date of transmission, if sent by facsimile, telecopy, telex or other similar telegraphic communications equipment; (iii) one business day after delivery to an overnight delivery courier service for next-business day delivery; or (iv) on the fifth business day following the date of mailing, if sent by registered mail, return receipt requested, postage prepaid, and in each case addressed to such party at the following address:

If to the Company or, following the Closing, to Issuer, at:

1095 Budapest

Soroksari ut 94-96
Attention: Viktor Rozsnyay
Tel: 011-36-1-456-6061
Fax: 011-36-1-456-6062
Email: viktor@powerofthedream.com
With a copy (which shall not constitute notice) to each of:

Dr. Gabor Szilagyi
1022 Budapest
Bimbo ut 37
Hungary
Gabor.Szilagyi@drhg.hu

and
Sierchio Greco & Greco, LLP
720 Fifth Avenue, Suite 1301
New York, New York 10019
Tel: (212) 246-3030
Fax: (212) 246-2225
Attention: Joseph Sierchio
E-mail: jsierchio@sggllp.com

If to Issuer (prior to Closing) or Issuer Shareholder:

7325 Oswego Road
Suite D
Liverpool, New York 13090
Tel: (315) 451-7515
Fax: (315) 451-3964

With a copy (which shall not constitute notice) to:

Hodgson Russ LLP
1540 Broadway, 24th Floor
New York, NewYork 10036
Att: Jeffrey A. Rinde, Esq.
Tel: (212) 751-4300
Fax: (212) 751-0928

If to a Company Equityholder, to the appropriate address set forth on Exhibit 1.1 hereto or at such other address as such Company Equityholder shall furnish to the other parties hereto in writing in accordance with this Section 10.6; or, to such other person or address as such party shall furnish to the other parties hereto in writing in accordance with this Section 10.6.

10.7   Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (whether voluntarily, involuntarily, by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other parties. The Issuer Shareholder prior to the Closing shall be a third party beneficiary of this Agreement.

10.8   Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.9   Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed execution page(s) hereof to be physically delivered to the other party within five days of the execution hereof, provided that the failure to so deliver any manually executed execution page shall not affect the validity or enforceability of this Agreement.

10.10   Headings. The headings herein are inserted for convenience only and do not constitute a part of this Agreement. Unless the context otherwise requires, all references to articles and sections refer to articles and sections of this Agreement, and all references to schedules are to schedules attached hereto, each of which is made a part hereof for all purposes. The descriptive headings of the several articles and sections of this Agreement are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

10.11   Entire Agreement. This Agreement, and any schedules and exhibits hereto and other writings referred to in this Agreement or any such exhibit or other writing are part of this Agreement, together they embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement and together they are referred to as this “Agreement” or the “Agreement.” There are no restrictions, promises, warranties, agreements, covenants or undertakings, other than those expressly set forth or referred to in this Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transaction or transactions contemplated by this Agreement.

10.12   Indemnification Obligations in favor of the Company and the Company Equityholders. From and after the Closing Date, the Issuer and Issuer Shareholder shall reimburse, indemnify and hold harmless the Company and the Company Equityholders, and the executive officers, directors, managers and employees of the Company in office after the Closing (each such person and his heirs, executors, administrators, agents, successors and assigns is referred to herein as a “Company Indemnified Party”) against and in respect of any and all damages, losses, settlement payments, in respect of deficiencies, liabilities, costs, expenses and claims suffered, sustained, incurred or required to be paid by any Company Indemnified Party, and any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other procedures or investigation against any Company Indemnified Party, in respect of any breach of any representation, warranty, covenant, or other agreement made by the Issuer or the Issuer Shareholder.

10.13   Indemnification Obligations in favor of the Issuer and the Issuer Shareholder. From and after the Closing Date, the Company shall reimburse, indemnify and hold harmless the Issuer, the Issuer Shareholder, and the executive officers, directors, and employees of the Issuer in office prior to the Closing (each such person and his heirs, executors, administrators, agents, successors and assigns is referred to herein as an “Issuer Indemnified Party”) against and in respect of any and all damages, losses, settlement payments, in respect of deficiencies, liabilities, costs, expenses and claims suffered, sustained, incurred or required to be paid by any Issuer Indemnified Party, and any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other procedures or investigation against any Issuer Indemnified Party, in respect of any breach of any representation, warranty, covenant, or other agreement made by the Company or the Company Equityholders.

10.14   Remedies and Injunctive Relief. It is expressly agreed among the parties hereto that monetary damages would be inadequate to compensate a party hereto for any breach by any other party of its covenants in Article 6 hereof. Accordingly, the parties agree and acknowledge that any such violation or threatened violation shall cause irreparable injury to the other and that, in addition to any other remedies which may be available, such party shall be entitled to injunctive relief against the threatened breach of Article 5 hereof or the continuation of any such breach without the necessity of proving actual damages and may seek to specifically enforce the terms thereof.

10.15   Definition of Material Adverse Effect. “Material Adverse Effect” with respect to a party means a material adverse change in or effect on the business, operations, financial condition, properties or liabilities of the party taken as a whole; provided, however, that a Material Adverse Effect shall not be deemed to include (i) changes as a result of the announcement of this transaction, (ii) events or conditions arising from changes in general business or economic conditions or (iii) changes in generally accepted accounting principles.

10.16   Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by an Authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the Authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

10.17   Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires.

10.8   Governing Law. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Issuer and its shareholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City and County of New York, for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(remainder of page left intentionally blank)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

The Issuer:		The Company:
Tia V, Inc.		Vidatech Kft.

By:	/s/ Mary Passalaqua	By:	/s/ Daniel Kun, Jr.
Name:	Mary Passalaqua	Name:	Daniel Kun, Jr.
Title:	President, Secretary and Sole Director	Title:	Managing Director

The Issuer Shareholder:

/s/ Mary Passalaqua
Name:	Mary Passalaqua

EXCHANGE AGENT (only as to the provisions of Section 6.8 of this Agreement)

/s/ Dr. Gabor Szilagyi
Dr. Gabor Szilagyi

THE SIGNATURES OF THE COMPANY EQUITYHOLDERS APPEAR ON THE NEXT PAGE

The Company Equityholders

/s/ Daniel Kun, Sr.	Date:
Daniel Kun, Sr.

/s/ Daniel Kun, Jr.	Date:
Daniel Kun, Jr.

/s/ Brigitta Kunne Besenyei	Date:
Brigitta Kunne Besenyei

/s/ Erika Kira Kiraly	Date:
Erika Kira Kiraly

/s/ Tamas Horvath	Date:
Tamas Horvath

/s/ Aniko Horvath Tamasne Szocs	Date:
Aniko Horvath Tamasne Szocs

/s/ Mariann Erdiczky	Date:
Mariann Erdiczky

/s/ Fejes Barnabas	Date:
Fejes Barnabas

The Company Equityholders (Continued)

/s/ Victor Rozsnyay	Date:
Victor Rozsnyay

/s/ Magdolna Nagyne Sulya	Date:
Magdolna Nagyne Sulya

/s/ Eva Rozsnyay	Date:
Eva Rozsnyay

/s/ Balazs Kovacs	Date:
Balazs Kovacs

/s/ Maria Makay	Date:
Maria Makay

/s/ Judit Remenyik	Date:
Judit Remenyik

/s/ Imre Eotvos	Date:
Imre Eotvos

/s/ Noemi Kiss	Date:
Noemi Kiss

/s/ Laszlo Janos Kiss	Date:
Laszlo Janos Kiss

The Company Equityholders (Continued)

/s/ Gabriella Kissné Vályi	Date:
Gabriella Kissné Vályi

/s/ Zsolt Eross	Date:
Zsolt Eross

/s/ Gabor Bartko	Date:
Gabor Bartko

/s/ Zsolt Blaschek	Date:
Zsolt Blaschek

/s/ Jozsef Cziegler	Date:
Jozsef Cziegler

/s/ Imre Kalmar Nagy	Date:
Imre Kalmar Nagy

/s/ Gabor Foldes	Date:
Gabor Foldes

/s/ Attila Toth	Date:
Attila Toth

Exhibit 1.1

To the Share Exchange Agreement dated as of March 16, 2007 (the “Agreement”) by and among Tia V, Inc., Mary Passalaqua, Vidatech Kft., and the shareholders of Vidatech Kft., each of whom is a signatory thereto.

Name and Address of Company Equityholder	Company Equity Interest Owned and to be Exchanged	Number of Shares of Common Stock to Be Received	Number of Shares of Common Stock to which Registration Rights Attach

Daniel Kun, Sr. 1037 Budapest Perényi utca 16/b. Hungary	6.66%	1,800,000	900,000

Daniel Kun, Jr. 1037 Budapest Perényi utca 16/b. Hungary	10.1%	13,780,000	3,250,000

Brigitta Kunne Besenyei 1134 Budapest Párkány utca 26. 9/54 Hungary	3.33%	1,000,000	300,000

Erika Kira Kiraly 1148 Budapest Mogyoródi út 69. 1/25. Hungary	3.33%	50,000	50,000

Tamas Horvath 1151 Budapest Esthajnal u. 66. Hungary	3.33%	50,000	50,000

Aniko Horvath Tamasne Szocs 1151 Budapest Esthajnal u. 66. Hungary	3.33%	50,000	50,000

Mariann Erdiczky 2094 Nagykovácsi Virágos sétány 4. Hungary	3.33%	20,000	20,000

Fejes Barnabas 2094 Nagykovácsi Virágos sétány 4. Hungary	3.33%	150,000	75,000

Victor Rozsnyay 1112 Budapest Kőérberki út 1037 hrsz. Hungary	6.66%	11,900,000	3,250,000

Magdolna Nagyne Sulya ** 1112 Budapest Kőérberki út 1037 hrsz. Hungary ** U.S. Resident	3.33%	500,000	100,000

Eva Rozsnyay ** 1112 Budapest Kőérberki út 1037 hrsz. Hungary ** U.S. Resident	3.33%	500,000	100,000

Balazs Kovacs 1023 Budapest Árpád fejedelem út 42. Hungary	3.33%	500,000	100,000

Maria Makay 1023 Budapest Árpád fejedelem útja 42. Hungary	3.33%	50,000	50,000

Judit Remenyik 1043 Budapest Kassai utca 16. 4/25. Hungary	3.33%	500,000	100,000

Imre Eotvos 1043 Budapest Kassai utca 16. 4/25. Hungary	3.33%	75,000	25,000

Noemi Kiss 1161 Budapest József u. 8/B Hungary	3.33%	50,000	50,000

Laszlo Janos Kiss 1141 Budapest Paskal u. 22. 2/6 Hungary	3.33%	50,000	50,000

1Gabriella Kissné Vályi 1141 Budapest Paskal u. 22. 2/6. Hungary	3.33%	50,000	50,000

Zsolt Eross 1107 Budapest Zágrábi utca 9. 2/2. Hungary	3.33%	75,000	75,000

Gabor Bartko 1161 Budapest Béla utca 61. Hungary	3.33%	150,000	75,000

Zsolt Blaschek 1138 Budapest Madarász Viktor utca 37. IX/55. Hungary	3.33%	150,000	75,000

Jozsef Cziegler 2089 Telki Annalaki út 40. Hunary	6.66%	1,500,000	750,000

Imre Kalmar Nagy 1022 Budapest Alsótörökvész út 14. Hungary	3.33%	100,000	50,000

Gabor Foldes 2030 Érd Bagoly út 145. Hungary	3.33%	100,000	50,000

Attila Toth 1237 Budapest Nyír u. 30. 1/12. Hungary	3.33%	150,000	75,000

Total		33,300,000	9,720,000

Exhibit 1.3(a)

To the Share Exchange Agreement dated as of March 16, 2007 (the “Agreement”) by and among Tia V, Inc., Mary Passalaqua, Vidatech Kft., and the shareholders of Vidatech Kft., each of whom is a signatory thereto.

COMPANY EQUITYHOLDER ASSIGNMENT

COMPANY EQUITYHOLDER ASSIGNMENT

* * * *

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby expressly acknowledged, the undersigned (“Assignor”) hereby assigns all of Assignor’s right, title and interest in the equity of Vidatech kft, a limited liability company organized under the laws of the Republic of Hungary (“Vidatech”), denominated as “HUF” in the Republic of Hungary, together with any and all other equitable interests of Assignor in Vidatech of whatever kind and nature that may exist under all applicable law, to Tia V, Inc., a Delaware corporation, currently having its principal place of business located at 7325 Oswego Road , Suite D, Liverpool, New York, 13090 (“Assignee”), its successors and assigns forever.

In connection with this Assignment, the undersigned hereby expressly covenants and undertakes to execute and deliver to Assignee, its successors and assigns, as the case may be, any and all other supplemental documentation that may be required under all applicable law to perfect and evidence the transfer and assignment of all of Assignor’s HUF and other equitable interests in Vidatech in the Assignee, its successors and assigns, as the case may be.

COMPANY EQUITYHOLDER:

Date:
Print Name:

Exhibit 1.3(c)

To the Share Exchange Agreement dated as of March 16, 2007 (the “Agreement”) by and among Tia V, Inc., Mary Passalaqua, Vidatech Kft., and the shareholders of Vidatech Kft., each of whom is a signatory thereto.

SEPARATION AGREEMENT AND RELEASE

* * * * *

SEPARATION AGREEMENT AND RELEASE dated as of April 6, 2007 (the “Agreement”) by and between Mrs. Mary Passalaqua, an individual currently having an office located at 7325 Oswego Road, Suite D, Liverpool, New York, 13090 (hereinafter, the “Executive”), and Tia V, Inc., a Delaware corporation, currently having its principal place of business located at 7325 Oswego Road, Suite D, Liverpool, New York, 13090 (hereinafter, the “Company”). Each of the Executive and the Company is, unless otherwise specifically identified, a “Party” and, collectively, the “Parties”). This Agreement is expressly for the benefit of the Parties and certain “Company Releasees,” each as respectively defined in Section 5 below.

R E C I T A L S:

WHEREAS, the Executive has served as the Company’s sole officer, director, principal and employee since inception;

WHEREAS, on April 6, 2007, the Executive ceased working for the Company (hereinafter, the “Cessation Date”); and

WHEREAS, the Executive desires to separate from the Company, cede control and to settle fully and finally all differences, disputes and claims she may have against the Company and others including, but not limited to, those differences, disputes and claims based upon, arising out of, or relating to the Executive’s employment relationship with Company and the cessation thereof.

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, it is hereby agreed by and between the Parties as follows:

1.   Mutual Agreement to Terminate Relationship; Executive’s Resignation. Company and the Executive mutually desire to terminate Executive’s relationship with the Company, effective as of the Cessation Date. Further, and in connection with the termination of her relationship with the Company, the Executive shall resign all of her positions with the Company, namely her positions as a director of the Company and her official positions as President, Secretary and Treasurer of the Company, she having no other positions with the Company. Concurrently with the execution and delivery of this Agreement by the Parties, the Executive shall execute and deliver to Company a letter of resignation effective as of the Cessation Date (hereinafter, the “Executive’s Resignation Letter”). The Executive’s Resignation Letter shall be substantially in the form annexed hereto as Exhibit A.

2.   Separation Consideration; Method of Delivery.

(a)   The Company agrees to pay to the Executive Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) in the form of a non-negotiable promissory note as annexed hereto as Exhibit B (hereinafter, the “Executive Note”)

(b)   The Company shall deliver the Executive Note to the Executive’s counsel, Hodgson Russ, LLP (hereinafter, the “Escrow Agent”) on the Cessation Date, subject to the terms and conditions of a separate escrow agreement by and among the Company, the Executive and the Escrow Agent dated as of the Cessation Date, substantially in the form annexed hereto as Exhibit B (hereinafter, the “Note Escrow Agreement”).

3.   No Filings. The Executive represents that up to and including the date of execution of this Agreement, she has not filed any action, claim, charge, or complaint against Company or any other Company Releasee identified in Section 5 below, with any local, state, or federal agency, self-regulatory organization ("SRO"), or court and that she will not make such a filing at any time hereafter based upon any events or omissions occurring prior to and up to the date of execution of this Agreement. In the event that any agency or court assumes jurisdiction of any lawsuit, claim, charge or complaint, or purports to bring any legal or regulatory proceedings against Company or any other Company Releasee identified in Section 5 below on the Executive’s behalf, she promptly will request that the agency, SRO, or court withdraw from or dismiss the lawsuit, claim, charge, or complaint with prejudice. Notwithstanding the foregoing provisions of this Section 3 to the contrary, the Executive expressly retains any and all rights that she may have: (a) to file and commence an action for indemnification arising under the Company’s certificate of incorporation or by-laws (collectively, “Indemnification Clam”); provided, however, that such right shall not apply to any Indemnification Claim which is the basis or a part of a claim of the Company against the Executive under the Securities Exchange Agreement (as hereinafter defined in Section 5); (b) to file and commence an action to enforce payment of the Executive Note; and (c) to enforce any of her rights under the Securities Exchange Agreement (as hereinafter defined in Section 5) including any claims for indemnification thereunder to the extent in good faith she believes she is entitled thereto.

4.   Covenant Not to Sue. In consideration for the promises set forth in this Agreement, the Executive covenants that she will not file, participate in, or instigate the filing of any lawsuits, complaints or charges by herself or by any other person or party in any state or federal court or any proceedings before any local, state, or federal agency, or SRO, except as required by law, claiming that Company or any other Company Releasee identified in Section 5 below has violated any law or obligation, including, but not limited to, any claims that have been made or that could have been made, based upon events or omissions occurring prior to and including the effective date of this Agreement. Notwithstanding the foregoing provisions of this Section 4 to the contrary, the Executive expressly retains any and all rights that she may have: (a) to file and commence an action for an Indemnification Claim; provided, however, that such right shall not apply to any Indemnification Claim which is the basis or a part of a claim of the Company against the Executive under the Securities Exchange Agreement (as hereinafter defined in Section 5); (b) to sue to enforce payment of the Executive Note, and (c) to sue to enforce any of her rights under the Securities Exchange Agreement (as hereinafter defined in Section 5) including any claims for indemnification thereunder to the extent in good faith she believes she is entitled thereto.

5.   Executive Release.

Subject to Company’s obligations in this Agreement or anything to the contrary stated herein, in consideration for the promises set forth in this Agreement, the Executive does hereby - for herself and for her heirs, representatives, attorneys, executors, administrators, successors, and assigns - release, acquit, and forever discharge Company and all of its affiliates, subsidiaries and divisions, and their respective stockholders, officers, directors, partners, servants, agents, employees, representatives, attorneys, employee welfare and retirement plans and the respective plan administrators and fiduciaries, past, present, and future, all persons acting under, by, through, or in concert with any of them, and each of them (all of whom are hereinafter referred to as the "Company Releasees"), from any and all actions, causes of action, grievances, obligations, costs, expenses, damages, losses, claims, liabilities, suits, debts, demands, and benefits (including attorneys' fees and costs actually incurred), of whatever character, in law or in equity, known or unknown, suspected or unsuspected, matured or unmatured, of any kind or nature whatsoever, based on any act, omission, event, occurrence, or nonoccurrence from the beginning of time to and including the effective date of this Agreement, including but not limited to any claims or causes of action arising out of or in any way relating to the Executive’s employment relationship with Company or any other Company Releasee. The Executive agrees that this release of claims includes, but is not limited to, claims for breach of any implied or express contract or covenant; claims for promissory estoppel; claims of entitlement to any pay (other than the Separation Consideration promised in Section 2); claims of wrongful denial of insurance and employee benefits, or any claims for wrongful termination, public policy violations, defamation, invasion of privacy, fraud, misrepresentation, unfair business practices, emotional distress or other common law or tort matters; claims of harassment, retaliation or discrimination under federal, state, or local law; claims based on any federal, state or other governmental statute, regulation or ordinance, including, without limitation, Title VII of the Civil Rights Act, as amended, the Age Discrimination in Employment Act of 1967, the Older Worker Benefit Protection Act, the National Labor Relations Act, the Occupational Safety Health Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act of 1974, New York State Wage and Hour Laws, the New York Occupational Safety and Health Laws, the New York Equal Pay Law, the New York Human Rights Law, the New York Civil Rights Act, the New York City Human Rights Act, and the New York City Administrative Code - Title 8. It is expressly understood by the Executive that among the various rights and claims being waived by the Executive in this Agreement are those arising under the Age Discrimination in Employment Act of 1967 (29 U.S.C. sec. 621, et seq.), as amended. Executive’s release of Company under this Section 5 shall not apply to any claims of Executive under: (a) the Company’s certificate of incorporation or by-laws for an Indemnification Claim; provided, however, that such right shall not apply to any Indemnification Claim which is the basis or a part of a claim of the Company against the Executive under the Securities Exchange Agreement (as hereinafter defined); (b) the Executive Note, and (c) that certain Securities Exchange Agreement by and among the Executive, the Company and Vidatech kft dated as of March 16, 2007 (hereinafter, the “Securities Exchange Agreement”) including any claims for indemnification thereunder to the extent in good faith she believes she is entitled thereto.

6.   Mutual Non-Disparagement.

  (a)   The Executive agrees that she will not make any disparaging or defamatory statements, either orally or in writing (and, for the purposes of this Agreement, the term “writing” includes, but is not limited to electronic communications), to any third party concerning Company (including, but not limited to the Company Releasees identified in Section 5 above), concerning its or their officers, directors, employees or agents, or concerning its or their services, products, offerings, quantitative or other research, or methods of communicating such services, products or offerings, or its or their method of doing business, or employment practices. The Executive agrees that she will direct her immediate family members and representatives not to make any disparaging or defamatory statements, either orally or in writing, to any third party concerning Company or any other Company Releasee, concerning its or their officers, directors, employees or agents, or concerning its or their services, products, quantitative or other research, or methods of doing business. Nothing herein shall preclude the Executive from cooperating in a truthful manner with any governmental agency or self-regulatory agency (SRO), in an investigation or review by such agency, or testifying in a court of law or other proceeding if compelled or requested to testify as a witness in a proceeding in which Company, or any other Company Releasee, or Executive is a subject of the investigation, review, or proceeding.

(b)   Company agrees that it will direct Mr. Victor Rozsnyay not to make any disparaging or defamatory statements, either orally or in writing, to any third party concerning the Executive including, but not limited to, any statements related to the Executive’s performance during the Executive’s tenure at Company. Nothing herein shall preclude Company, its corporate affiliates, or their respective officers, directors, employees or agents from cooperating in a truthful manner with any governmental agency or self-regulatory agency (SRO), in an investigation or review by such agency, or testifying in a court of law or other proceeding if compelled or requested to testify as a witness in a proceeding in which Company, or any Company Releasee, or Executive is a subject of the investigation, review, or proceeding.

7.   Knowing and Voluntary Agreement. The Executive understands and agrees that she:

(a)	has had a reasonable time within which to consider this Agreement before executing it;

(b)	has carefully read and fully understands all of the provisions of this Agreement;

(c)
is, through this Agreement, releasing Company and the other Company Releasees from any and all claims she may have against Company and the other Company Releasees (other than claims arising under the Executive Note and the Securities Exchange Agreement), as stated herein but not after this Agreement is executed by the Executive, including claims under the Age Discrimination in Employment Act of 1967;

(d)	knowingly and voluntarily agrees to all of the terms set forth in this Agreement in exchange for consideration that is more valuable than what Executive is already entitled to;

(e)	knowingly and voluntarily intends to be legally bound by the same;

(f)	was advised, and hereby is advised in writing, to consider the terms of this Agreement and consult with an attorney of her respective choice prior to executing this Agreement;

(g)
has had twenty-one (21) days to consider this Agreement before signing it (the “Consideration Period”), and has seven (7) days after signing this Agreement to revoke her signature (the “Revocation Period”). Revocation can be made by delivering written notice of revocation to: Sierchio Greco & Greco, LLP, 720 Fifth Avenue, Suite 1301, New York, New York 10019; Att: Joseph Sierchio, Esq. For this revocation to be effective, written notice must be received by Joseph Sierchio, Esq. no later than the close of business on the seventh (7th) calendar day after the Executive signs this Agreement. If the Executive revokes this Agreement, it shall not be effective or enforceable and the Executive will not receive the benefits provided herein.

8.   Executive Representations and Warranties. The Executive represents, warrants and covenants to the Company that:

(a)
The Executive has the requisite power, authority and legal capacity to execute and deliver this Agreement, to perform all of her obligations hereunder and to undertake all actions required of the Executive hereunder; and all necessary approvals of third parties with respect to such matters have been given or obtained.

(b)
This Agreement has been duly executed and delivered by the Executive and constitutes a valid and legally binding obligation of the Executive, enforceable against the Executive, in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity. The entering into of this Agreement and the transactions contemplated hereby will not result in a violation of any of the terms or provisions of any law applicable to the Executive, or any agreement to which the Executive is a party or by which she is bound.

(c)
The Executive is acquiring the Executive Note as principal for her own account for investment purposes only and not with a view to or for distributing or reselling the Executive Note or any part thereof or interest therein.

(d)
The Executive either alone or together with her representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating and assessing the merits and risks of the prospective investment in the Executive Note, and has so evaluated the merits and risks of such investment and has determined that the Executive Note is suitable for investment for her.

(e)
The Executive acknowledges that her acquisition of the Executive Note is a highly speculative investment, involving a high degree of risk and the Executive is able to bear the economic risk of an investment in the Executive notes; and, at the present time, is able to afford a complete loss of such investment.

(f)
The execution, delivery, and performance of this Agreement by Executive and the consummation by Executive of the transactions contemplated hereby will not conflict with or result in a default under the terms of any material contract, agreement, obligation or commitment applicable to Executive. The execution, delivery and performance by the Executive of this Agreement and the completion of the transaction contemplated hereby do not and will not result in a violation of any law, regulation, order or ruling applicable to the Executive, and do not and will not constitute a breach of or default under any agreement to which the Executive is a party or by which she is bound.

(g)
The Executive understands that no securities commission, stock exchange, governmental agency, regulatory body or similar authority has made any finding or determination or expressed any opinion with respect to the merits of an investment in the Executive Note.

(h)
The Executive confirms that neither the Company nor any of its directors, employees, officers, consultants, agents or affiliates, has made any representations (written or oral) to the Executive regarding the future value of the Executive’s Note and acknowledges and confirms that the Executive Note is non-transferable, not listed on any exchange and that no application has been or will be made be made for any such listing. In making its investment decision with respect to the Executive Note, the Executive has relied solely upon publicly available information relating to the Company and not upon any verbal or written representation made by or on behalf of the Company.

(i)
The Executive is not and has not become aware of any advertisement in printed public media or on radio, television or other form of communication (including electronic display such as the Internet) with respect to the offering of the Executive Note to her.

(j)
The Executive understands that the sale and delivery of the Executive Note is conditional upon such sale being exempt from the registration and prospectus requirements under applicable securities legislation or upon the issuance of such orders, consents or approvals as may be required to permit such sale and delivery without complying with such requirements. If required under applicable securities legislation or regulatory policy, or by any securities commission, stock exchange or other regulatory authority, the Executive will execute, deliver, file and otherwise assist the Company in filing such reports, undertakings and other documents with respect to the issue of the Executive Note.

(k)	Except as disclosed in writing to the Company, the Executive does not act jointly or in concert with any other person or company for the purposes of acquiring the Executive Note.

(l)
The investment in the Executive Note may have tax consequences under applicable taxation laws, that it is the sole responsibility of the Executive to determine and assess such tax consequences as may apply to her particular circumstances, and the Executive has not received and is not relying on the Company for any tax advice whatsoever.

(m)
The Executive is responsible for obtaining such legal advice as she considers appropriate in connection with the execution and delivery of this Agreement and her acquisition of the Executive Note hereby. The Executive acknowledges that she has been advised that no accountant or attorney engaged by the Company is acting as her representative, accountant or attorney in connection with this Agreement and/or the transactions contemplated hereby.

(n)
All information which the Executive has provided or is providing the Company, or to its agents or representatives concerning the Executive’s suitability to acquire the Executive Note is accurate and correct as of the date of the signature on the last page of this Agreement. Such information includes, but is not limited to the Executive’s personal financial affairs, business position and the knowledge and experience of the Executive and the Executive’s advisors. The Company shall maintain such information regarding the Executive in strict confidence except as may be required to be disclosed to governmental agencies pursuant to requirements of applicable corporate securities and tax laws, rules and regulations regarding the issuance and delivery of the Executive Note to the Executive.

(o)
The Executive has been provided with copies of all material information requested by either the Executive, the Executive’s purchaser representative or other representing the Executive, including any information requested to verify any information furnished, and there has been direct communication between the Executive and her representatives on the one hand and the Executive and the Executive’s representatives and advisors on the other in connection with information regarding the acquisition of the Executive Note under this Agreement. There has been made available the opportunity to ask questions of and receive answers from the Company and/or the directors, officers, employees or representatives of the Company concerning the issuance and deliver of the Executive Note under this Agreement and to obtain any additional information (to the extent the Company possesses such information or can acquire it without unreasonable effort or expense) desired or necessary to verify the accuracy of the information provided.

(p)
The Executive represents and warrants that the Executive is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D, as promulgated under the ’33 Act and, particularly, is either: (i) a natural person whose individual net worth, or joint net worth with her spouse, as of the date of this Agreement, exceeds $1,000,000; or (ii) a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with her spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year

(q)	The Executive acknowledges that the Executive Note shall bear a legend substantially as follows:

“THIS NON-NEGOTIABLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND MAY NOT, BY ITS TERMS, BE TRANSFERRED OR SOLD.”

(r)	The Executive understands and acknowledges that the Company has the right not to record a purported transfer of the Executive Note.

(s)
The Executive confirms that she has been advised to consult with her own legal and financial advisors with respect to the suitability of the Executive Note (and the non-transferability restrictions thereon) as an investment for the Executive and confirms that no representation has been made to her by or on behalf of the Company with respect thereto.

9.   Full and Independent Knowledge. The Parties represent that they have discussed thoroughly all aspects of this Agreement with their respective attorneys, fully understand all of the provisions of the Agreement, and are voluntarily entering into this Agreement.

10.   No Representations. The Parties acknowledge that, except as expressly set forth herein, no representations of any kind or character have been made to induce the execution of this Agreement.

11.   Mutual Non-Admission of Liability. Each of the Parties hereby expressly acknowledges that the execution of this Agreement and the mutual consideration provided hereunder are not and shall not be construed in any way as an admission of wrongdoing or liability on the part of any Party arising out of or attributable to the Executive’s relationship with and employment at Company or the termination of those relationships.

12.   Waiver. The failure of any Party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

13.   Miscellaneous.

(a)	The language of all parts in this Agreement shall be construed as a whole, according to its fair meaning, and not strictly for or against any Party, each Party having had a hand in its drafting;

(b)
Should any provision in this Agreement be declared or determined to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby, and the illegal or invalid part, term, or provision shall be deemed not to be part of this Agreement, and all remaining provisions shall remain valid and enforceable.

(c)
Except as otherwise expressly provided in the Securities Exchange Agreement and the Note Escrow Agreement, this Agreement sets forth the entire agreement between the Parties pertaining to the subject matter of this Agreement and fully supersedes any prior agreement or understanding pertaining to the subject matter hereof;

(d)	The headings used herein are for reference only and shall not affect the construction of this Agreement.

15.   Counterparts. This Agreement may be executed in one or more counterparts, by facsimile or original signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16.   Notification. Notice to be given under this Agreement shall be deemed given, when received, and if sent by reputable courier (DHL, FedEx or UPS), as follows:

If to the Company, to:

TIA V, Inc.
1095 Budapest
Soroksari ut 94-96
Att:	Mr. Victor Rozsnyay
Fax No.: +36-

Copy to:

Sierchio Greco & Greco, LLP
720 Fifth Avenue
Suite 1301
New York, New York 10019
Att: Joseph Sierchio, Esq.
Fax No.: (212) 246-2225

If to the Executive, to:

Mrs. Mary Passalaqua
7325 Oswego Road , Suite D
Liverpool, New York, 13090
Fax No.: (315) 451-3964

With a copy to:

Hodgson Russ, LLP
1540 Broadway, 24th Floor
New York, New York 10036
Att: Jeffrey A. Rinde, Esq.
Fax: (212) 751-0928

[The remainder of this page has been left blank intentionally. The signatures of the parties appear on the next succeeding page.]

IN WITNESS WHEREOF, the parties have executed and entered into this Agreement as of the day and year first-above written.

TIA V, INC.

By
Name:
Title:

THE EXECUTIVE:

Mrs. Mary Passalaqua

EXHIBIT A

[FORM OF LETTER OF RESIGNATION]

Mrs. Mary Passalaqua
7325 Oswego Road, Suite D
Liverpool, New York, 13090

March   , 2007

BY HAND

Tia V, Inc.

Ladies and Gentlemen::

Effective as of March   , 2007, I hereby resign my position as a director of Tia V, Inc. and, additionally, resign all of my officer positions with Tia V, Inc., namely, my positions as President, Secretary and Treasurer.

Sincerely,

Mary Passalaqua

MP/

EXHIBIT B

[FORM OF NOTE ESCROW AGREEMENT]

* * * *

NOTE ESCROW AGREEMENT dated as of April , 2007 (hereinafter, the “Note Escrow Agreement”) by and among Hodgson Russ, LLP, a registered professional limited liability partnership, having a place of business located at 1540 Broadway, 24th Floor, New York, New York 10036 (hereinafter, “Escrow Agent”); Tia V, Inc., a Delaware corporation, having its principal place of business located at 1095 Budapest
Soroksari ut 94-96, Hungary (hereinafter, “Company”), and Mrs. Mary Passalaqua, an individual currently having her principal place of business located at 325 Oswego Road, Suite D, Liverpool, New York, 13090 (hereinafter, “Executive”).

R E C I T A L S:

WHEREAS, Company and Executive have entered into a Separation and Release Agreement dated as of April , 2007 (the “Separation Agreement”) regarding the Executive’s separation from the Company as an officer, director and employee, and her release of certain possible claims against the Company (All terms not otherwise expressly defined in this Note Escrow Agreement shall have the respective meanings ascribed to them in the Separation Agreement);

WHEREAS, Section 2(b) of the Separation Agreement requires that the Company deliver the Note on the Cessation Date to the Escrow Agent pursuant to the terms and conditions of this Note Escrow Agreement; and

WHEREAS, Escrow Agent hereby agrees to act as escrow agent with respect to the Note hereunder and hold and distribute the Note in accordance with the terms and conditions of this Note Escrow Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, IT IS HEREBY AGREED AS FOLLOWS:

1.   Establishment of Escrow for Note; Safekeeping of Note. The Escrow Agent hereby acknowledges receipt this day from Company, or on behalf of Company, the Note, representing a 1-year promissory note in the face principal amount of Two Hundred Fifty Thousand and 00/100 U.S. Dollars ($250,000.00) with the Company, as maker, and the Executive, as payee. The Escrow Agent shall keep the Note in a safe and secure location and the Note shall be retained and distributed by the Escrow Agent in accordance with the terms and condition of this Note Escrow Agreement.

2.   Escrow Period. This Note Escrow Agreement regarding the Note shall be in force and effect commencing on the date hereof and continuing until the earliest to occur of: (i) close of business on April 13, 2007 (the expiration of the Revocation Period); (ii) the appointment of a successor escrow agent consistent with the terms hereof; or (iii) the mutual written consent of the Company, the Executive and the Escrow Agent, (the “Expiration Date”).

3.   Delivery of the Note Prior to the Expiration Date. If at any time prior to the Expiration Date, the Executive wishes to revoke the Separation Agreement (a “Revocation”), then the Executive shall, at the time of written notification of counsel to the Company pursuant to the terms of the Separation Agreement, simultaneously notify the Escrow Agent, in writing, of such Revocation. Within two (2) business days of receipt of the Revocation, the Escrow Agent shall return the Note to the Company, to the Att: of Mr. Victor Rozsnyay, together with a copy of the Revocation.

In the event the Escrow Agent shall be uncertain as to whether or not the Revocation was provided prior to the expiration of the Revocation Period or thereafter, the Escrow Agent shall (i) continue to hold the Note until the Escrow Agent has received written notice from both the Executive and the Company directing the delivery of the Note, in which case the Escrow Agent shall then deliver the Note in accordance with such direction, or (ii) in the event of litigation between the Executive and the Company, deliver the Note in dispute to the clerk of the court in which said litigation is pending, or (iii) take such affirmative steps as the Escrow Agent may, at the Escrow Agent's option, elect in order to terminate the Escrow Agent's duties including, but not limited to, depositing the Note in dispute in any court which the Escrow Agent shall select in New York, and commencing an action for interpleader, the reasonable costs thereof to be borne by whichever of Seller or Purchaser is the losing party. Upon the deposit by the Escrow Agent of the Note in dispute with the Clerk of any court, the Escrow Agent shall be relieved of all further obligations and released from all liability hereunder.

4.   Delivery of the Note Following the Expiration of the Revocation Period. If the Escrow Agent shall not have received a Revocation prior to the Expiration Date, then within two (2) business days following the expiration of the Revocation Period, the Escrow Agent shall deliver the Note to the Executive.

5.   Escrow Agent’s Rights and Duties. It is understood and agreed by the parties to this Agreement as follows:

(a)   The Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of this Note Escrow Agreement or any other agreement between the Executive and the Company. The Escrow Agent shall not be responsible for the performance by the Executive or the Company of their respective obligations under this Note Escrow Agreement.

(b)   The Escrow Agent is not and shall not be deemed to be a trustee for any party for any purpose and is merely acting as a stakeholder and in a ministerial capacity hereunder with the limited duties herein prescribed.

(c)   The Escrow Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents, and assume genuineness, of any notice, instruction, certificate, signature, instrument or other document which is given to the Escrow Agent without verifying the truth or accuracy thereof. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instructions or the execution of any such certificate, instrument or other document which is given to the Escrow Agent or to verify the truth or accuracy thereof.

(d)   In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions with respect to the delivery of the Note under Sections 3 or 4 of this Note Escrow Agreement which, in its sole determination, are in conflict either with other instructions received by it or with any provision of this Note Escrow Agreement, it shall be entitled to retain the Note pending the resolution of such uncertainty to the Escrow Agent’s sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise; or the Escrow Agent, at its sole option, may deposit the Note with the Clerk of a court of competent jurisdiction in a proceeding to which all parties in interest are joined. Upon the deposit by the Escrow Agent of the Note with the Clerk of any court, the Escrow Agent shall be relieved of all further obligations and released from all liability hereunder.

(e)   The Escrow Agent is not and shall not be deemed to be liable for any action taken or omitted by it in good faith and may rely upon, and act in accordance with, the advice of its counsel without liability on its part for any action taken or omitted in accordance with such advice. In any event, its liability hereunder shall be limited to liability for gross negligence, willful misconduct or bad faith on its part.

(f)   The Executive and the Company agree to save harmless, indemnify and defend the Escrow Agent for, from and against loss, damages, liability, judgment, cost and expense whatsoever, including attorney’s fees, suffered or incurred by it by reason of, or on account of, any misrepresentation made to it or its status or activities as Escrow Agent under this Note Escrow Agreement except for any loss, damage, liability, judgment, cost or expense resulting from gross negligence, willful misconduct or bad faith on the part of the Escrow Agent.

(g)   The Escrow Agent shall not be required to defend any legal proceeding which may be instituted against it in respect of the subject matter of this Note Escrow Agreement. If any such legal proceeding is instituted against it, the Escrow Agent agrees promptly to give notice of such proceeding to all parties to this Escrow Agreement. The Escrow Agent shall not be required to institute legal proceedings of any kind.

(h)   The Escrow Agent shall not, by act, delay, omission or otherwise, be deemed to have waived any right or remedy it may have either under this Agreement or generally, unless such waiver be in writing, and no waiver shall be valid unless it is in writing, signed by the Escrow Agent, and only to the extent expressly therein set forth. A waiver by the Escrow Agent under the terms of this Agreement shall not be construed as a bar to, or waiver of, the same or any other such right or remedy which it would otherwise have on any other occasion.

(i)   The Escrow Agent may resign as such hereunder by giving five (5) business days’ written notice thereof to the Executive and the Company. Should the Escrow Agent resign as herein provided, it shall not be required to dispose of the Note, but its only duty shall be to hold the Note for a period of not more than twenty (20) days following the effective date of such resignation, at which time (a) if the successor escrow agent shall be appointed and written notice thereof (including the name and address of such successor escrow agent) shall have been given to the resigning Escrow Agent by the Company and the Executive, then the resigning Escrow Agent shall deliver over to the successor escrow agent the Note; or (b) if the resigning Escrow Agent shall not have received written notice signed by the Company and the Executive and a successor escrow agent, then the resigning Escrow Agent shall promptly deposit the Note with the Clerk of a court of competent jurisdiction in a proceeding to which all parties in interest are joined. Upon the deposit by the Escrow Agent of the Note with the Clerk of any court, the Escrow Agent shall be relieved of all further obligations and released from all liability hereunder. The resigning Escrow Agent shall be entitled to be reimbursed by the Company and the Executive for any expenses incurred in connection with its resignation, transfer and delivery of the Note to a successor escrow agent pursuant to this Section 5(i). Each substitute Escrow Agent shall thereafter hold the Note received by it pursuant to the terms of this Note Escrow Agreement and otherwise act hereunder as if it were the Escrow Agent originally named herein. The Escrow Agent’s duties and responsibilities hereunder shall terminate upon the deliver of the Note then held in escrow according to such written instructions or upon such delivery as herein provided. This note Escrow Agreement shall not otherwise be assignable by the Escrow Agent without the prior written consent of the Executive and the Company.

(k)   The Escrow Agent shall not be prohibited from representing Executive in the event there is any dispute arising out of or relating to this Note Escrow Agreement or the disposition of the Note, provided, however, that Company shall have no obligation hereunder to pay any costs or fees associated with such representation of the Executive.

6   Notices. All notices, requests, demands and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given and effective: (i) on the date of delivery, if delivered personally; (ii) on the date of transmission, if sent by facsimile, telecopy, telex or other similar telegraphic communications equipment; (iii) one business day after delivery to an overnight delivery courier service for next-business day delivery; or (iv) on the fifth business day following the date of mailing, if sent by registered mail, return receipt requested, postage prepaid, and in each case addressed to such party at the following address:

If to the Company, at:

1095 Budapest
Soroksari ut 94-96
Attention: Viktor Rozsnyay
Tel: 011-36-1-456-6061
Fax: 011-36-1-456-6062
Email: viktor@powerofthedream.com

With a copy (which shall not constitute notice) to each of:

Dr. Gabor Szilagyi
1022 Budapest
Bimbo ut 37
Hungary
Gabor.Szilagyi@drhg.hu

and

Sierchio Greco & Greco, LLP
720 Fifth Avenue, Suite 1301
New York, New York 10019
Tel: (212) 246-3030
Fax: (212) 246-2225
Attention: Joseph Sierchio
E-mail: jsierchio@sggllp.com

If to the Executive:

7325 Oswego Road
Suite D
Liverpool, New York 13090
Tel: (315) 451-7515
Fax: (315) 451-3964

With a copy (which shall not constitute notice) to:

Hodgson Russ LLP
1540 Broadway, 24th Floor
New York, NewYork 10036
Tel: (212) 751-4300
Fax: (212) 751-0928
Att: Jeffrey A. Rinde, Esq.
E-mail: JRinde@hodgsonruss.com

7.   General. This Note Escrow Agreement (a) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof; (b) supersedes any and all prior understandings or agreements relating to the subject matter hereof; (c) may not be assigned, modified, amended or terminated except in writing signed by all the parties hereto; (d) shall be governed by, and construed in accordance with the laws of the State of New York; (e) shall be binding upon an inure solely to the benefit of the parties hereto and their respective successors and assigns; (f) shall not confer upon any person not referred to in (e) hereof any rights or remedies of any nature whatsoever under or by reason of this Note Escrow Agreement; and (g) may be executed in counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have set forth their respective hands and seals on the date and year first above written, agreeing to be bound by the terms hereof.

TIA V, INC.

By:
Name:
Title:

EXECUTIVE:

Mrs. Mary Passalaqua

ESCROW AGENT:
HODGSON RUSS, LLP

By
	Name:	,
Authorized Signatory

Exhibit 1.3(d)

To the Share Exchange Agreement dated as of March 16, 2007 (the “Agreement”) by and among Tia V, Inc., Mary Passalaqua, Vidatech Kft., and the shareholders of Vidatech Kft., each of whom is a signatory thereto.

NON-NEGOTIABLE PROMISSORY NOTE

THIS NON-NEGOTIABLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND MAY NOT, BY ITS TERMS, BE TRANSFERRED OR SOLD.

NON-NEGOTIABLE PROMISSORY NOTE

$250,000.00	April , 2007

FOR VALUE RECEIVED, the undersigned, Power of the Dream Ventures, Inc. f/k/a “Tia V, Inc.”, a Delaware corporation (“Maker”), hereby promises to pay to Mary Passalaqua (“Payee”), on April , 2008, except as otherwise set forth herein (the “Maturity Date”), the aggregate principal amount of TWO HUNDRED FIFTY THOUSAND AND 00/100 U.S. DOLLARS (U.S. $250,000.00), such amount, together with the amount of any interest that has accrued and been added thereto in accordance with the terms of this Non-Negotiable Promissory Note (the “Note”), being referred to herein as the “Principal Amount.” The entire outstanding Principal Amount and all accrued but unpaid interest represented by this Note to date shall be repaid in full by Maker on the Maturity Date, unless this Note is earlier prepaid in accordance with the terms hereof.

1.
Interest. Interest on the outstanding Principal Amount shall accrue daily at the rate of <>% per annum, which rate of interest was equal to the prime rate, as reported by the Wall Street Journal's bank survey on April , 2007, from the date on which the Principal Amount has first been loaned to Maker, through and including the date on which such Principal Amount is paid in full. All computations of interest payable under this Note shall be made on the basis of the actual number of days elapsed divided by 360. Notwithstanding the provisions of this Note, if the rate of interest payable hereunder is limited by law, the rate payable hereunder shall be the lesser of: (a) the rate set forth in this Note and (b) the maximum rate permitted by law. If, however, interest is accrued or paid hereunder in excess of the maximum rate of interest permitted by law, any interest so accrued or paid which exceeds such maximum rate shall automatically be considered a payment of principal and shall automatically be applied in reduction of principal due on this Note to the extent of such excess.

2.
Payment. All payments of interest and principal hereunder shall be made in lawful money of the United States of America by wire transfer to such account as Payee may designate by ten (10) days advance written notice to Maker or, if no such account has been designated, at the business address of Payee. All payments hereunder shall be applied first to any unpaid accrued interest, second to payment of all, if any, other amounts except principal due under or in respect of this Note, and third to repayment of the unpaid Principal Amount.

3.
Non-Negotiable. This Note is non-negotiable and may not be sold, assigned, pledged, hypothecated, or transferred in any manner, in whole or in part, nor shall any interest herein be granted to any third party.

4.
Prepayment. Maker shall have no right to prepay, redeem or otherwise acquire this Note prior to the Maturity Date, other than with Payee’s prior written consent. Notwithstanding the foregoing, Maker shall be obligated to prepay the Principal Amount of this Note upon the closing of any financing, whether debt or equity (or a combination thereof) resulting in gross proceeds of no less than $3,000,000.

5.
Waiver of Presentment, Etc. Maker hereby, to the fullest extent permitted by applicable law, waives presentment, demand, notice, protest and all other demands and notices in connection with delivery, acceptance, performance, default, acceleration or enforcement of or under this Note.

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6.	Amendment. This Note may not be amended or modified except in a writing signed by both parties.

7.
Waiver. Except as expressly provided herein, no waiver of any provision of this Note shall be binding unless executed in writing by the party making the waiver. The failure of Payee to exercise any of its rights, remedies, powers or privileges hereunder in any instance will not constitute a waiver thereof, or of any other right or remedy, and no single or partial exercise of any right or remedy shall preclude any other or further exercise thereof or of any other right or remedy. No waiver of any provision of this Note shall be deemed to, or shall, operate as a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

8.
Collection Costs. Maker will pay on demand all costs of collection, including all court costs and reasonable attorneys’ fees, paid or incurred by Payee in enforcing this Note after an Event of Default has occurred.

9.
Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Maker hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Maker hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. MAKER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

10.	Entire Agreement. This Note embodies the entire agreement of the parties hereto with respect to the subject matter of this Note and supersedes all prior agreements with respect to its subject matter.

11.
Severability. If one or more of the provisions of this Note should for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

IN WITNESS WHEREOF, Maker has duly executed and delivered this Non-Negotiable Promissory Note as of the date first written above.

MAKER:

POWER OF THE DREAM VENTURES, INC.
f/k/a “TIA V, INC.”

By
	Name:	Victor Rozsnyay
	Title:	President & CEO